Exhibit (q)

We, the undersigned Trustees of the following investment company:

ALPS ETF Trust

hereby severally constitute and appoint David T. Buhler and Patrick D. Buchanan, with full power of substitution, and with full power to sign for us and in our names in the appropriate capacities, all Pre-Effective Amendments to any Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, any Registration Statements on Form N-1A, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

By signing below, the Trustees of ALPS ETF Trust severally revoke any prior Power of Attorney with respect to the subject matter set forth above.

WITNESS our hands on this 9th day of March, 2015.

/s/ Mary K. Anstine
Mary K. Anstine

/s/ Jeremy W. Deems	/s/ Rick A. Pederson
Jeremy W. Deems	Rick A. Pederson